UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 27, 2011
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)  Christopher & Banks Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders on July 27, 2011.

(b)  The items voted on and the results of the voting at the meeting were as follows:

1.               The stockholders elected each of the six director nominees for a one-year term as follows:

	Shares For	Shares Withheld	Broker Non-Vote
Larry C. Barenbaum	27,907,208	1,165,244	4,613,718
Martin L. Bassett	23,531,297	5,541,155	4,613,718
Morris Goldfarb	13,595,735	15,476,717	4,613,718
Anne L. Jones	22,557,677	6,514,775	4,613,718
Lisa W. Pickrum	28,848,744	223,708	4,613,718
Paul L. Snyder	23,525,709	5,546,743	4,613,718

2.               The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 3, 2012:

Shares For	Shares Against	Abstain
33,523,327	132,392	30,451

3.               The stockholders gave advisory approval of the compensation of the Company’s named executive officers:

Shares For	Shares Against	Abstain	Broker Non-Vote
22,429,976	6,492,676	149,800	4,613,718

4.               The stockholders voted, on an advisory basis, regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.  A majority of the stockholders selected a frequency of one year, and the proposal received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
26,228,833	23,734	2,695,347	124,538	4,613,718

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Senior Vice President, Chief Financial Officer

Date: August 1, 2011